SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
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                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

                               Delta Mutual, Inc.
               (Exact name of registrant as specified in charter)

         Delaware                                               000-30563
(State or other jurisdiction                            (Commission File Number)
 of  incorporation)

111 North Branch Street, Sellersville, Pennsylvania                     18960
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: (215) 258-2800


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2006, PT. Triyudha, the joint venture partner in the Indonesian joint venture with our subsidiary, Delta-Envirotech, Inc., received the executed contract dated February 6, 2006 with Pertamina, the State-owned oil company in Indonesia, which provides for the payment of $100 per ton for the processing of approximately 3,000 metric tons of oil sludge from designated oil sludge pools with a completion date of not later than April 21, 2006. The actual processing is being conducted by the joint venture, PT. Triyudha-Envirotech. Our joint venture partner has received all environmental approvals necessary to operate the permanent processing installation. This new facility, which commenced production on December 15, 2005, can process up to 200 metric tons of oil sludge per day, depending on the density of the sludge.

FOR THE FULL TERMS OF THE CONTRACT WITH PERTAMINA, PLEASE REFER TO THE COPY OF THE CONTRACT FILED AS EXHIBIT 10.31 TO THIS REPORT.



   Item 9.01 Financial Statements and Exhibits.

      (c) Exhibits

      No.         Description of Exhibit
      ---         ----------------------

      10.31 Service Order, dated February 6, 2006, between Pertamina and and PT. Triyudha.

      99.1        Press Release dated February 23, 2006.

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                                   Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               Delta Mutual, Inc.


Date: February 27, 2006
                                By: /s/ Peter F. Russo
                                -------------------------------------
                                Peter F. Russo,
                                President and Chief Executive Officer